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                                                                   EXHIBIT 4.20
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                            ASSET PURCHASE AGREEMENT


                                  BY AND AMONG


                            TEXAS PIPE WORKS, INC.,

                               MARK BLANKS, JR.,

                              GRANT PRIDECO, INC.

                                      AND

                        WEATHERFORD INTERNATIONAL, INC.



                                  MAY 17, 1999



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                               TABLE OF CONTENTS
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                                   ARTICLE 1
PURCHASE AND SALE OF ASSETS.......................................................................................1
         1.1     Transferred Assets...............................................................................1
         1.2     Closing..........................................................................................2
         1.3     Purchase Price...................................................................................2
         1.4     Liabilities Not Assumed by the Buyer.............................................................2
         1.5     Transfer Taxes; Recording Fees...................................................................2
         1.6     Allocation of Purchase Price.....................................................................2
         1.7     Prorations of Certain Expenses and Property Taxes................................................2

                                   ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDER..................................................3
         2.1     Corporate Matters................................................................................3
         2.2     Validity of Agreement and Conflict with Other Instruments........................................3
         2.3     Approvals, Licenses and Authorizations...........................................................3
         2.4     Title to and Condition of Properties.............................................................4
         2.5     Contracts and Commitments........................................................................4
         2.6     Taxes............................................................................................5
         2.7     No Litigation....................................................................................5
         2.8     Warranties and Product Liability.................................................................5
         2.9     Finder's Fees....................................................................................5
         2.10    Insurance........................................................................................6
         2.11    Securities Law Matters...........................................................................6

                                   ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE BUYER AND WEATHERFORD.......................................................7
         3.1     Corporate Matters................................................................................7
         3.2     Approvals, Licenses and Authorizations...........................................................7
         3.3     Authorization for the Weatherford Shares.........................................................8
         3.4     SEC Documents....................................................................................8

                                   ARTICLE 4
REGISTRATION RIGHTS...............................................................................................8
         4.1     Registration Rights..............................................................................8
         4.2     Procedure........................................................................................9
         4.3     Indemnification.................................................................................10
         4.4     Termination.....................................................................................11

                                   ARTICLE 5
ADDITIONAL AGREEMENTS............................................................................................11
         5.1     Access to Information...........................................................................11
         5.2     Storage of Transferred Assets...................................................................12
         5.3     Inventory, Orders and Orders in Production......................................................12
         5.4     Conduct of the Seller's Business................................................................12
         5.5     Negotiation with Others.........................................................................13
         5.6     Information.....................................................................................14
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
         5.7     Delivery of Business Documents..................................................................14
         5.8     Further Assurances..............................................................................14
         5.9     Covenant Not to Compete With its Business.......................................................14
         5.10    Employee Matters.  .............................................................................15

                                   ARTICLE 6
BUYER'S AND WEATHERFORD'S CONDITIONS.............................................................................15
         6.1     Representations, Warranties and Covenants.......................................................15
         6.2     Good Standing...................................................................................15
         6.3     Instruments of Transfer.........................................................................15
         6.4     No Litigation...................................................................................15
         6.5     Licenses, Consents and Approvals................................................................16
         6.6     Consents and Release of Liens...................................................................16
         6.7     Resolutions.....................................................................................16
         6.8     Weatherford Share Price.........................................................................16
         6.9     Schedule of Orders and Orders in Production.....................................................16

                                   ARTICLE 7
SELLER'S AND SHAREHOLDER'S CONDITIONS............................................................................16
         7.1     Representations and Warranties..................................................................16
         7.2     No Litigation...................................................................................16
         7.3     Resolutions.....................................................................................17

                                   ARTICLE 8
INDEMNIFICATION..................................................................................................17
         8.1     Indemnification by the Seller and the Shareholder...............................................17
         8.2     Indemnification by the Buyer and Weatherford....................................................17
         8.3     Procedure.......................................................................................17
         8.4     Payment.........................................................................................18
         8.5     Failure to Pay Indemnification..................................................................18
         8.6     Adjustment of Liability.........................................................................18
         8.7     Express Negligence..............................................................................18

                                   ARTICLE 9
NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
         REPRESENTATIONS, WARRANTIES AND AGREEMENTS..............................................................19

                                   ARTICLE 10
TERMINATION......................................................................................................19
         10.1    Termination.....................................................................................19
         10.2    Liability Upon Termination......................................................................20
         10.3    Notice of Termination...........................................................................20

                                   ARTICLE 11
DEFINITIONS OF CERTAIN TERMS.....................................................................................20
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
                                   ARTICLE 12
MISCELLANEOUS....................................................................................................23
         12.1    Spousal Consent.................................................................................23
         12.2    Expenses........................................................................................23
         12.3    Notices.........................................................................................23
         12.4    Arbitration.....................................................................................24
         12.5    Successors......................................................................................25
         12.6    Entire Agreement................................................................................25
         12.7    Governing Law...................................................................................25
         12.8    Waiver..........................................................................................25
         12.9    Severability....................................................................................25
         12.10   No Third Party Beneficiaries....................................................................25
         12.11   Counterparts....................................................................................25
         12.12   Headings........................................................................................25
         12.13   Negotiated Transaction..........................................................................25


                          LIST OF DISCLOSURE SCHEDULES

Section 1.1 - Transferred Assets
Section 2.5 - Contracts and Commitments
Section 2.7 - Litigation
Section 2.8 - Product Warranties
Section 2.10 - Insurance


                                    EXHIBITS

Exhibit A - Form of Inventory Agreement


                                      iii

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                            ASSET PURCHASE AGREEMENT

                  THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of May 17, 1999, by and among Texas Pipe Works, Inc., a Texas corporation (the "Seller"), Mark Blanks, Jr., the sole shareholder of the Seller (the "Shareholder"), Grant Prideco, Inc., a Delaware corporation (the "Buyer"), and Weatherford International, Inc., a Delaware corporation ("Weatherford").

                                  WITNESSETH:

         WHEREAS, the Seller desires to transfer to the Buyer the Transferred Assets, and the Buyer desires to acquire such Transferred Assets, all upon the terms and subject to the conditions set forth herein; and

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and agreements, all as more fully set forth below.

         NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1

                          PURCHASE AND SALE OF ASSETS

         1.1      Transferred Assets.

                  (a) Subject to the terms and conditions of this Agreement and in consideration of the obligations of the Buyer herein, at the Closing, the Seller shall sell, assign, transfer, grant, bargain, deliver and convey to the Buyer, free and clear of all Liens, the Seller's entire right, title and interest in and to the machinery and equipment listed in Section 1.1 of the Disclosure Schedule (the "Transferred Assets"). Nothing herein shall be deemed to be a sale or conveyance, or an agreement to sell or convey, any assets of the Seller except for the Transferred Assets. The Seller also shall assign all orders from customers relating to oilfield couplings as of the Closing Date that are not yet in production as of the Closing Date (the "Orders") to an Affiliate of the Buyer pursuant to Section 5.3 hereof. The Seller agrees that all orders from customers relating to oilfield couplings as of the Closing Date that are in production as of the Closing Date (the "Orders in Production") shall be completed by the Seller within 20 days of the Closing Date. Any Orders in Production that are not completed within such 20-day period shall be deemed to be "Orders" and shall be transferred pursuant to the Inventory Agreement.

                  (b) The Seller shall use its best efforts to obtain such consents of third parties as are necessary for the assignment of the Transferred Assets. To the extent that any of the Transferred Assets are not assignable by the terms thereof or consents to the assignment thereof cannot be obtained as provided herein, the Transferred Assets shall be held by the Seller in trust for the Buyer and shall be performed by the Buyer in the name of the Seller and all benefits and obligations derived thereunder shall be for the account of the Buyer; provided, however, that where entitlement of the Buyer to such Transferred Assets hereunder is not recognized by any third party, the Seller shall, at the request of the Buyer, enforce in a reasonable manner, at the cost of and for the account of the Buyer, any and all rights of the Seller against such third party.

                  (c) On or prior to the Closing Date, the Seller shall notify each Person which may have possession of any of the Transferred Assets at the Closing Date, whether by consignment or otherwise, of the transfer of such Transferred Assets to the Buyer.

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         1.2 Closing. Subject to the conditions set forth in this Agreement, the closing shall take place at the offices of the Buyer, 515 Post Oak Blvd., Suite 600, Houston, Texas, at 9:00 a.m. on May 27, 1999, or at such other time, date or place as the parties hereto shall mutually agree upon in writing (the "Closing Date"). Failure to consummate the transactions contemplated hereby on such date shall not result in a termination of this Agreement or relieve any party hereto of any obligation hereunder unless otherwise terminated in accordance with Article 10 of this Agreement. Title to, ownership of, control over and risk of loss of the Transferred Assets shall pass to the Buyer at the Closing.

         1.3 Purchase Price. In consideration of the transfer to the Buyer of the Transferred Assets and the other covenants of the Seller contained herein, the Buyer shall, on the Closing Date, pay to the Seller, or to any Person designated by the Seller on the Seller's behalf, an aggregate amount equal to $980,000 in immediately available funds by wire transfer to a bank account or accounts to be designated by the Seller (the "Cash Payment"). In consideration of the covenants of the Shareholder contained in Section 5.9, the Buyer shall, on the Closing Date, cause Weatherford to issue to the Shareholder the Weatherford Shares. The Cash Payment and the Weatherford Shares are herein collectively referred to as the "Purchase Price".

         1.4 Liabilities Not Assumed by the Buyer. The Seller shall pay and discharge in due course all liabilities, debts and obligations relating to the Seller and the Transferred Assets, whether known or unknown, now existing or hereafter arising, contingent or liquidated, including, without limitation, (i) any Tax liabilities pertaining to any of the Transferred Assets, the Seller or its business for periods prior to and including the Closing Date, (ii) any Debt Obligations, (iii) all liabilities and obligations relating to any products manufactured, sold or distributed or services provided by or on behalf of the Seller or with respect to any claims made by any Person in connection with products manufactured, sold or distributed or services provided by or on behalf of the Seller, (iv) all Pre-Closing Obligations and (v) all liabilities and obligations of any Person related to the conduct or operation of the Transferred Assets or the Seller's business on or prior to the Closing Date (collectively, the "Retained Liabilities"), and the Buyer shall not assume, or in any way be liable or responsible for, any of such Retained Liabilities.

         1.5 Transfer Taxes; Recording Fees. The Buyer and the Seller acknowledge and agree that the Purchase Price includes and is inclusive of any and all sales, use, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement, and the Seller and the Shareholder hereby jointly and severally agree to indemnify the Buyer against, and agree to protect, save and hold the Buyer harmless from, any loss, liability, obligation or claim (whether or not ultimately successful) for sales, use, transfer or other similar Taxes (and any interest, penalties, additions to tax and fines thereon or related thereto) imposed as a result of the consummation of the transactions contemplated by this Agreement, including, without limitation, any liability to which any of the parties may become subject as a result of the fact that the transactions contemplated by this Agreement are effected without compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in any state or any similar statute as enacted in any jurisdiction. The Buyer shall pay any and all recording, filing or other fees relating to the conveyance or transfer of the Transferred Assets from the Seller to the Buyer.

         1.6 Allocation of Purchase Price. The Cash Payment shall be allocated among the Transferred Assets by the Buyer in its sole discretion. The Weatherford Shares shall be allocated to the covenants of the Shareholder contained in Section 5.9.

         1.7 Prorations of Certain Expenses and Property Taxes. The Seller and the Shareholder warrant that the Transferred Assets are not, and on the Closing Date will not be, subject to or liable for any special assessments or similar types of impositions. Any general property Tax assessed against or pertaining to the Transferred Assets for the taxable period that includes the Closing Date shall be prorated between the Buyer and the Seller as of the Closing Date. In the event the amount of any such general property Tax cannot be ascertained as of the Closing Date, proration shall be made on the basis of the preceding year, the Buyer shall

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receive a credit against the Cash Payment on the Closing Date for the Seller's
pro rata portion of such general property Taxes, and to the extent that such proration may be inaccurate, the Seller and the Buyer agree to make such payment to the other after the tax statements have been received as is necessary to allocate such general property Tax properly between the Seller and the Buyer as of the Closing Date.

                                   ARTICLE 2

        REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE SHAREHOLDER

         The Seller and the Shareholder hereby jointly and severally represent and warrant to the Buyer and Weatherford and agree as follows:

         2.1 Corporate Matters. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas. The Seller is duly authorized, qualified and licensed and has all requisite power and authority under all applicable laws, ordinances and orders of public authorities to own, operate and lease its properties and assets and to carry on its business in the places and in the manner currently conducted. The Seller has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. The Shareholder has all requisite legal capacity, power and authority to enter into this Agreement and to perform his obligations under this Agreement.

         2.2      Validity of Agreement and Conflict with Other Instruments.

                  (a) This Agreement, and all transactions contemplated hereby, have been duly authorized and approved by the board of directors and the Shareholder. No further corporate action is necessary on the part of the Seller to execute and deliver this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Seller and the Shareholder and is a legal, valid and binding obligation of the Seller and the Shareholder enforceable against them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

                  (b) The execution, delivery and performance of this Agreement and the other agreements and documents to be delivered by each of the Seller and the Shareholder to the Buyer, the consummation of the transactions contemplated hereby or thereby, and the compliance with the provisions hereof or thereof, by each of the Seller and the Shareholder will not, with or without the passage of time or the giving of notice or both: (i) conflict with, constitute a breach, violation or termination of any provision of, or give rise to any right of termination, cancellation or acceleration, or loss of any right or benefit or both, under, any of the Orders or the Orders in Production; (ii) conflict with or violate the articles of incorporation or by-laws of the Seller; (iii) result in the creation or imposition of any Lien on any of the Transferred Assets; (iv) violate any law, statute, ordinance, regulation, judgment, writ, injunction, rule, decree, order or any other restriction of any kind or character applicable to the Seller or the Shareholder or any of their respective properties or assets; or (v) conflict with, constitute a breach, violation or termination of any agreement or understanding, whether written or otherwise, to which either of the Seller or the Shareholder is a party or by which it or he is bound.

         2.3 Approvals, Licenses and Authorizations.

                  (a) No order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be,

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necessary on behalf of the Seller or the Shareholder to authorize the execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by the Seller or the Shareholder and the consummation of the transactions contemplated hereby or thereby (including, but not limited to, assignment of the Transferred Assets), or to effect the legality, validity, binding effect or enforceability thereof.

                  (b) All licenses, permits, concessions, warrants, franchises and other governmental authorizations and approvals of all Governmental Entities required or necessary for the Seller to carry on its business in the places and in the manner currently conducted have been duly obtained and are in full force and effect. No violations are in existence or have been recorded with respect to such licenses, permits or other authorizations and no proceeding is pending or, to the best knowledge of the Seller and the Shareholder, threatened with respect to the revocation or limitation of any of such licenses, permits or other authorizations. The Seller has complied with all laws, rules, regulations and orders applicable to its business, and all rules, regulations and orders respecting the provision of products and services by the Seller.

         2.4 Title to and Condition of Properties. All of the Transferred Assets are set forth in Section 1.1 of the Disclosure Schedule. All of the Transferred Assets are in the Seller's possession and control. The Seller has, or will have as of the Closing, good and marketable title to all of the Transferred Assets free and clear of all Liens. Other than the warranties set forth herein, the Buyer acknowledges that the Transferred Assets will be sold on an "AS IS, WHERE IS, WITH FAULTS" BASIS, WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR OF INCOME POTENTIAL.

         2.5      Contracts and Commitments.

                  (a) Except as set forth in Section 2.5 of the Disclosure Schedule, none of the Transferred Assets is subject to: (i) any agreement, contract or commitment requiring the expenditure or series of related expenditures of funds in excess of $5,000 (other than purchase orders in the ordinary course of business necessary for the Seller to complete the Orders or the Orders in Production); (ii) any agreement, contract or commitment requiring the payment for goods or services whether or not such goods or services are actually provided or the provision of goods or services at a price less than the Seller's cost of producing such goods or providing such services; (iii) any loan or advance to, or investment in, any Person or any agreement, contract, commitment or understanding relating to the making of any such loan, advance or investment; (iv) any Debt Obligations; (v) any agreement, contract or commitment that would limit the freedom of the Buyer or any of its Affiliates following the Closing Date to engage in any line of business, to own, operate, sell, transfer, pledge or otherwise dispose of or encumber any of the Transferred Assets or to compete with any Person or to engage in any business or activity in any geographic area; (vi) any agreement, lease, contract or commitment or series of related agreements, leases, contracts or commitments not entered into in the ordinary course of Seller's business, (vii) any agreement or contract obligating the Seller or that would obligate or require any subsequent owner of any of the Transferred Assets to provide for indemnification or contribution with respect to any matter; (viii) any sales, distributorship or similar agreement relating to the products sold or services provided by the Seller; or (ix) any license, royalty or similar agreement.

                  (b) The Seller is not, and as of the Closing Date will not be, in breach of any provision of, or in default (and neither the Seller nor the Shareholder has any knowledge of any event or circumstance that with notice, or lapse of time or both, would constitute an event of default) under the terms of any of the Orders or Orders in Production. All of the Orders and Orders in Production are, in full force and effect. Neither the Seller nor the Shareholder is aware of any pending or threatened disputes with respect to any of the Orders or Orders in Production. The enforceability of the Orders and Orders in Production will not be affected in any manner by the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Seller will use its best efforts to ensure that all of the Orders and Orders

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in Production remain in full force and effect and agrees to immediately provide
Buyer notice if any Order or Order in Production is canceled.

         2.6      Taxes.

                  (a) All Tax Returns that are required to be filed (taking into account all extensions) on or before the Closing Date for, by, on behalf of or with respect to the Seller, including, but not limited to, those relating to the Seller's business and the Transferred Assets, and those which include or should include the Seller or the Transferred Assets, have been or will be timely filed with the appropriate foreign, federal, state and local authorities on or before the Closing Date, and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been or will be timely paid in full on or before the Closing Date.

                  (b) None of such Tax Returns are now under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Seller, its business or the Transferred Assets, or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against the Seller, its business or the Transferred Assets with respect to any Tax, or any matters under discussion with any foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority.

         2.7 No Litigation. Except as set forth in Section 2.7 of the Disclosure Schedule, there is no action, suit, claim, judgment, investigation or legal, administrative, arbitration or other proceeding, or governmental investigation or examination, pending or, to the knowledge of each of the Seller and the Shareholder, threatened against or affecting the Seller or any of the Transferred Assets, at law or in equity, before or by any Governmental Entity and, to the best knowledge of each of the Seller and the Shareholder, no basis exists for any such action, suit, claim, investigation or proceeding.

         2.8      Warranties and Product Liability.

                  (a) Except for (i) warranties implied by law and (ii) warranties disclosed in Section 2.8 of the Disclosure Schedule, the Seller has not given or made any warranties in connection with the sale or rental, if any, of goods or services on or prior to the Closing, including, without limitation, warranties covering the customer's consequential damages. Neither the Seller nor the Shareholder is aware of any state of facts or the occurrence of any event forming the basis of any present claim against the Seller with respect to warranties relating to products manufactured, sold or distributed by the Seller or services performed by or on behalf of the Seller on or prior to the Closing.

                  (b) To the knowledge of each of the Seller and the Shareholder, there is no state of facts or any event forming the basis of any present claim against the Seller, its business or the Transferred Assets not fully covered by insurance, except for deductibles and self-insurance retentions, for personal injury or property damage alleged to be caused by products shipped or services rendered by or on behalf of the Seller.

         2.9 Finder's Fees. None of the Seller or the Shareholder or any of their respective Affiliates has employed or retained any investment banker, broker, agent, finder or other party, or incurred any obligation for brokerage fees, finder's fees or commissions, with respect to the sale by the Seller of any of the Transferred Assets or with respect to the transactions contemplated by this Agreement, or otherwise dealt with anyone purporting to act in the capacity of a finder or broker with respect thereto whereby any party hereto may be obligated to pay such a fee or commission. The Seller and the Shareholder agree to indemnify and hold the Buyer and its Affiliates harmless from and against any and all claims, liabilities or obligations with respect to all fees, commissions or expenses asserted by any Person on the basis of any act, statement, agreement or commitment alleged to have been made by the Seller or the Shareholder or any Affiliate of the Seller or the Shareholder with respect to any such fee, commission or expense.

         2.10 Insurance. Section 2.10 of the Disclosure Schedule sets forth all existing insurance policies held by the Seller relating to the Transferred Assets. Each such policy is in full force and effect and is with responsible insurance carriers. There is no dispute with respect to such policies, and all claims arising from events or circumstances occurring prior to the date hereof have been paid in full or adequate reserves therefor are recorded in the Financial Statements.

         2.11     Securities Law Matters.

                  (a) The Shareholder recognizes and understands that the Weatherford Shares to be issued to the Shareholder (the "securities") will not, except as expressly provided in Article 4, be registered under the Securities Act, or under the securities laws of any state (the "securities laws"). The securities are not being so registered in reliance upon exemptions from the Securities Act and the securities laws which are predicated, in part, on the representations, warranties and agreements of the Shareholder contained herein.

                  (b) The Shareholder represents and warrants that (i) the Shareholder has business knowledge and experience, such experience being based on actual participation therein, (ii) the Shareholder is capable of evaluating the merits and risks of an investment in the Weatherford Shares and the suitability thereof as an investment therefor, (iii) the Weatherford Shares will be acquired by the Shareholder solely for investment and not with a view toward resale or redistribution in violation of the securities laws, (iv) the Shareholder is an individual whose principal residence is in Longview, Texas,
(v) in connection with the transactions contemplated hereby, no assurances have been made concerning the future results of the Buyer or Weatherford or as to the value of the Weatherford Shares and (vi) the Shareholder is an "accredited investor" within the meaning of Regulation D promulgated by the Commission pursuant to the Securities Act. The Shareholder understands that neither Weatherford nor the Buyer is under any obligation to file a registration statement or to take any other action under the securities laws with respect to any such securities except as expressly set forth in Article 4 hereof.

                  (c) The Shareholder has consulted with his own counsel in regard to the securities laws and are fully aware (i) of the circumstances under which the Shareholder is required to hold the securities, (ii) of the limitations on the transfer or disposition of the securities, (iii) that the securities must be held indefinitely unless the transfer thereof is registered under the securities laws or an exemption from registration is available and
(iv) that no exemption from registration is likely to become available for at least one year from the date of acquisition of the securities. The Shareholder has been advised by his counsel as to the provisions of Rules 144 and 145 as promulgated by the Commission under the Securities Act and have been advised of the applicable limitations thereof. The Shareholder acknowledges that Weatherford and the Buyer are relying upon the truth and accuracy of the representations and warranties in this Section 2.11 by the Shareholder in consummating the transactions contemplated by this Agreement without registering the securities under the securities laws.

                  (d) The Shareholder has been furnished with the SEC Documents. The Shareholder has been furnished with a summary description of the terms of this Agreement, the Weatherford Shares and Weatherford, and the Buyer and Weatherford have made available to the Shareholder the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information which they possess or could reasonably acquire for the purpose of verifying the accuracy of information furnished to the Shareholder as set forth herein or for the purpose of considering the transactions contemplated hereby. Weatherford has offered to make available

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to the Shareholder upon request at any time all exhibits filed by Weatherford with the Commission as part of any of the reports filed therewith.

                  (e) The Shareholder agrees that the certificates representing the Weatherford Shares will be imprinted with the following legend, the terms of which are specifically agreed to:

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION REQUIREMENTS. WITHOUT SUCH REGISTRATION, SUCH SHARES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, PLEDGE, HYPOTHECATION OR TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

The Shareholder understands and agrees that appropriate stop transfer notations will be placed in the records of Weatherford and with its transfer agents in respect of the securities which are to be issued to the Shareholder. Weatherford agrees that any Weatherford Shares sold pursuant to an effective registration statement, including a registration statement filed pursuant to
Article 4 hereof, shall have the above legend removed to permit the closing of the sale within three Business Days of written notice of the sale and certification by the Shareholder that the sale was made pursuant to the plan of distribution described in the registration statement and the prospectus delivery requirements under the Securities Act were fully complied with in connection with the sale.

                                   ARTICLE 3

          REPRESENTATIONS AND WARRANTIES OF THE BUYER AND WEATHERFORD

         The Buyer and Weatherford jointly and severally represent and warrant to the Seller and the Shareholder as follows:

         3.1 Corporate Matters. The Buyer and Weatherford are corporations validly existing and in good standing under the laws of Delaware. Each of Weatherford and the Buyer has all requisite power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each of Weatherford and the Buyer and is a legal, valid and binding obligation of each of Weatherford and the Buyer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect that affect creditors' rights generally and by legal and equitable limitations on the availability of specific remedies.

         3.2 Approvals, Licenses and Authorizations. Except as contemplated by this Agreement, no order, license, consent, waiver, authorization or approval of, or exemption by, or the giving of notice to, or the registration with, or the taking of any other action in respect of, any Person not a party to this Agreement, including any Governmental Entity, and no filing, recording, publication or registration in any public office or any other place is now, or under existing law in the future will be, necessary on behalf of the Buyer or Weatherford to authorize its execution, delivery and performance of this Agreement or any other agreement contemplated hereby to be executed and delivered by the Buyer or Weatherford and the consummation by the Buyer and Weatherford of the transactions contemplated hereby or thereby, or to effect the legality, validity, binding effect or enforceability thereof.

         3.3 Authorization for the Weatherford Shares. Weatherford has taken, or will have taken prior to Closing, all necessary action to permit it to issue the Weatherford Shares. The Weatherford Shares issued pursuant to the terms of this Agreement will be validly issued, fully paid and nonassessable and not subject to preemptive rights. The Weatherford Shares will be listed on the New York Stock Exchange.

         3.4 SEC Documents. Weatherford has made available to the Seller and the Shareholder all of the SEC Documents. The SEC Documents represent each report filed by Weatherford with the Commission since March 30, 1999. As of their respective dates, the SEC Documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder applicable to such documents and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified by subsequent filing with the Commission prior to the date hereof. The consolidated financial statements of Weatherford included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of Weatherford and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Since December 31, 1998, other than as discussed in the SEC Documents, there has been no material adverse change in the business of Weatherford and its Subsidiaries, taken as a whole.

                                   ARTICLE 4

                              REGISTRATION RIGHTS

         4.1      Registration Rights.

                  (a) Weatherford will use its best efforts to register under the Securities Act the Weatherford Shares pursuant to a non-underwritten offering having a period of distribution not to exceed one year from the Closing Date. In furtherance of such obligation, Weatherford shall file, within 30 Business Days after the Closing Date, with the Commission a registration statement on the appropriate form seeking the registration for resale of the Weatherford Shares (the "Registration Statement"), pursuant to a non-underwritten offering in accordance with the plan of distribution described therein. References in this Article 4 to the Weatherford Shares shall be deemed to include any shares of Common Stock or other securities received by the Shareholder on account of any stock split, stock dividend or merger of Weatherford.

                  (b) Notwithstanding anything to the contrary contained in this Section 4.1, Weatherford shall not be obligated to prepare and file the Registration Statement pursuant to this Section 4.1, or prepare or file any amendment or supplement thereto, at any time when Weatherford reasonably believes that the filing thereof, or the offering of securities pursuant thereto, would adversely affect a pending or proposed public offering of securities of Weatherford, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to Weatherford or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of Weatherford.

                  (c) Notwithstanding anything to the contrary contained in this Section 4.1, Weatherford shall be permitted, on written notice to the Shareholder, to suspend the period of sale or distribution of the Weatherford Shares at any time when Weatherford reasonably believes that the sale or distribution thereof would adversely affect a pending or proposed public offering of securities of Weatherford, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to Weatherford or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of Weatherford.

                  (d) The filing of the Registration Statement, or any amendment or supplement thereto, by Weatherford may not be deferred pursuant to
Section 4.1(b), and the sale and distribution of the Weatherford Shares may not be suspended pursuant to Section 4.1(c), for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 120 days.

                  (e) The Shareholder agrees and covenants to fully cooperate with and assist Weatherford and its counsel and representatives in connection with Weatherford's obligations under this Article 4, including providing such information as requested by Weatherford in connection the preparation of the Registration Statement and the resale of the Weatherford Shares.

         4.2 Procedure. Weatherford will, subject to the provisions of Sections 4.1, 4.2 and 4.4 hereof:

                  (a) seek to cause the Registration Statement to become and remain effective;

                  (b) as expeditiously as reasonably practicable, prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the Weatherford Shares covered by the Registration Statement in accordance with the intended method of distribution set forth therein;

                  (c) as expeditiously as reasonably practicable, furnish to the Shareholder such number of copies of prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act, and such other documents as the Shareholder may reasonably request, in order to facilitate the public sale or other disposition of the Weatherford Shares owned by the Shareholder; provided, however, that the obligation of Weatherford to deliver copies of prospectuses or preliminary prospectuses to the Shareholder shall be subject to the receipt by Weatherford of reasonable assurances from the Shareholder that it will comply with the applicable provisions of the Securities Act and of such other securities laws as may be applicable in connection with any use by it of any prospectuses or preliminary prospectuses;

                  (d) as expeditiously as practicable, use its best efforts to register or qualify the Weatherford Shares under such other securities laws of such United States jurisdictions as the Shareholder shall reasonably request (considering the nature and size of the offering) and do any and all other acts and things which may be necessary or desirable to enable the Shareholder to consummate the public sale or other disposition in such jurisdictions of the Weatherford Shares; provided, however, that Weatherford shall not be required to qualify to transact business as a foreign corporation in any jurisdiction in which it would otherwise not be required to be so qualified or to take any action which would subject it to general service of process in any jurisdiction in which it is not then so subject;

                  (e) bear all Registration Expenses (as defined below) in connection with the registration hereunder; provided, however, that all Selling Expenses (as defined below) of the Weatherford Shares and all fees and disbursements of Shareholder's counsel shall be borne by the Shareholder. For purposes of this Section 4.2, expenses incurred by Weatherford in complying with this Agreement include (i) all registration and filing fees; (ii) all printing expenses, (iii) all fees and disbursements of counsel for Weatherford, (iv) all blue sky fees and expenses, and (v) all fees and expenses of accountants for Weatherford are herein referred to as "Registration Expenses". All brokerage and selling commissions and fees and expenses of counsel for the Shareholder in connection with any such registration or resale are herein referred to as "Selling Expenses"; and

                  (f) keep the registration pursuant to Section 4.1 hereof effective for a period of up to one year following the Closing Date or such shorter period of time until the transfer or sale of all the Weatherford Shares has been completed.

         4.3      Indemnification.

                  (a) In the event of a registration of the Weatherford Shares under the Securities Act pursuant to this Agreement, Weatherford will indemnify and hold harmless the Seller and the Shareholder and any other Person, if any, who controls the Seller or the Shareholder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller or the Shareholder or such controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities or actions in respect thereof arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in the Registration Statement, any preliminary prospectus distributed with the consent of Weatherford or final prospectus contained therein, or any amendment thereof or supplement thereto, including all documents incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will, unless Weatherford assumes the defense as provided in Section 4.3(c), promptly following request and receipt of reasonable supporting documents, such as invoices, reimburse the Seller and the Shareholder and each such controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Weatherford will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, such preliminary prospectus, such final prospectus or such amendment or supplement, including all documents incorporated by reference therein, in reliance upon and in conformity with written information furnished to Weatherford by or on behalf of the Seller or the Shareholder or a controlling Person thereof specifically for use in the preparation thereof.

                  (b) In the event of any registration of the Weatherford Shares under the Securities Act pursuant to this Agreement, the Seller and the Shareholder will jointly and severally indemnify and hold harmless Weatherford and the Buyer and each Person, if any, who controls Weatherford or the Buyer within the meaning of Section 15 of the Securities Act, each officer of Weatherford who signs the Registration Statement, each director of Weatherford and each Person who controls any underwriter (if any) within the meaning of
Section 15 of the Securities Act, against any and all such losses, claims, damages, liabilities or actions which Weatherford or such officer, director, underwriter (if any) or controlling Person may become subject under the Securities Act or otherwise, and will reimburse Weatherford, each such officer, director, underwriter (if any) and controlling Person for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such loss, claim, damage, liability or action, if (i) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any such prospectus, or any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and such statement or omission of a material fact was made in reliance upon and in conformity with written information furnished to Weatherford by or on behalf of the

Seller or the Shareholder specifically for use in connection with the preparation of the Registration Statement or prospectus or (ii) such loss, claim, damage, liability or action in respect thereof arises out of or is based upon the Seller's or the Shareholder's failure to deliver any required prospectus or otherwise comply with applicable laws regarding the same.

                  (c) Promptly after receipt by any indemnified Person of notice of any claim or commencement of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Agreement, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, and, subject to provisions hereinafter stated, in case any such action shall be brought against an indemnified Person and such indemnifying Person shall have been notified of the same, such indemnifying Person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person in connection with the defense thereof; provided, however, if there exists or will exist a conflict of interest which would make it inappropriate in the reasonable judgment of the indemnified Person for the same counsel to represent both the indemnified Person and such indemnifying Person then such indemnifying Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided further, however, the indemnifying Person shall not be required to pay for more than one separate counsel for all of the indemnified Persons in addition to any local counsel. Payment of any amounts due pursuant to this Section 4.3 shall be made within ten Business Days after notice is sent by the indemnified Person.

                  (d) If the indemnification provided for in this Article 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with the respect to the loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as, any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party should be determined by reference to, among others, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission.

         4.4 Termination. If Rule 144 or Rule 145 as promulgated under the Securities Act or any successor or similar rule or statute shall permit the sale of the Weatherford Shares, the rights of the Shareholder as to the registration provided for in this Agreement as to the Weatherford Shares shall terminate immediately.

                                   ARTICLE 5

                             ADDITIONAL AGREEMENTS

         5.1      Access to Information.

                  (a) Until the Closing, the Seller will furnish the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives with all financial, operating and other data and information concerning the business, commitments and properties of the Seller as the Buyer shall from time to time reasonably request and will afford the Buyer and its employees, officers, accountants, attorneys, agents, investment bankers and other authorized representatives reasonable access to the Seller's offices, properties, books, records, contracts and documents and will be given the opportunity to ask questions of, and receive answers from, representatives of the Seller with respect to the Transferred Assets. No investigations by the Buyer or its employees, representatives or agents shall reduce or otherwise affect the obligation or liability of the Seller with respect to any representations, warranties, covenants or agreements made herein or in any exhibit, schedule or other certificate, instrument, agreement or document, including the Disclosure Schedule, executed and delivered in connection with this Agreement. The Seller will cooperate with the Buyer and its employees, officers, accountants, attorneys, agents and other authorized representatives in the preparation of any documents or other materials that may be required by any Governmental Entity.

                  (b) Notwithstanding any provision in this Agreement to the contrary, if any party hereto learns between the date of this Agreement and the Closing Date that any warranty or representation made by such party in this Agreement or in any schedule, exhibit, certificate or document delivered pursuant to the provisions in this Agreement, is no longer true, then such party shall immediately give written notice ("Written Notice") to the other party of such fact. The other party shall then have five days from the receipt of the Written Notice to terminate this Agreement by providing the notifying party with written notice ("Termination Notice") of its election to terminate this Agreement. If the party to whom Written Notice was given fails to provide the Termination Notice within five Business Days after the receipt of a Written Notice, then such party shall be deemed to have waived its right to terminate this Agreement with respect only to the items in the Written Notice and the warranty or representation to which the Written Notice pertained shall be deemed modified to include the information included in the Written Notice. If no Written Notice is given before the Closing Date, all such representations and warranties shall be deemed true and correct on the Closing Date.

                  (c) Each party hereto agrees to hold in confidence all, and not to disclose to others for any reason whatsoever, any non-public information received by it or its representatives from the other party hereto in connection with the transactions contemplated by this Agreement except (i) as required by law; (ii) for disclosure to officers, directors, employees and representatives of such party as necessary in connection with the transactions contemplated hereby or as necessary to the operation of such party's business; and (iii) for information that becomes publicly available other than through such party. If the transactions contemplated by this Agreement are not consummated, each party hereto will return to the other party hereto all non-public documents and other material obtained from the such other party hereto, and all copies, summaries and extracts thereof, or certify to such other party hereto that such information has been destroyed.

         5.2 Storage of Transferred Assets. The Buyer shall have the right, for a period of 90 days following the Closing Date, and for no additional consideration other than the Purchase Price, to store the Transferred Assets at the Seller's facilities in Navasota, Texas. During such 90-day period, the Seller shall provide the Buyer reasonable access to such facilities to allow the Buyer to relocate the Transferred Assets to the Buyer's facilities. The Seller shall not be required to provide insurance for such stored items.

         5.3 Inventory, Orders and Orders in Production. The Seller and the Buyer agree to enter into an agreement, the form of which is attached hereto as Exhibit A, as of the Closing Date whereby the Seller will sell certain inventory to the Buyer or one of its Affiliates and will transfer all Orders (the "Inventory Agreement"). All Orders in Production shall be completed by the Seller within 20 days of the Closing Date.

         5.4 Conduct of the Seller's Business. The Seller covenants and agrees with the Buyer that from and after the date hereof until the Closing, except as expressly authorized by this Agreement or as expressly consented to in writing by the Buyer, the Seller shall:

                  (a) operate its business and the Transferred Assets only in the usual, regular and ordinary manner and, to the extent consistent with such operation, will use all reasonable efforts to preserve intact its present business organization, keep available the services of its employees and preserve its relationship with its customers, suppliers, jobbers, distributors and other Persons having business relations with it;

                  (b) use all reasonable efforts to maintain the Transferred Assets in a state of repair, order and condition consistent with its usual past practice;

                  (c) maintain its books of account and records relating to its business in the usual, regular and ordinary manner, in accordance with the Seller's usual accounting practices applied on a consistent basis;

                  (d) comply in all respects with all statutes, laws, orders and regulations applicable to it and to its business;

                  (e) not sell, assign, transfer, lease or otherwise dispose of any of the Transferred Assets or sell, assign, trade, lease, rent or otherwise dispose of any inventory or other assets of the Seller outside of the ordinary course of business;

                  (f) not mortgage, pledge or otherwise create a security interest in any of the Transferred Assets or permit there to be created or exist any Liens thereon that would not be released upon the transfer of the Transferred Assets to the Buyer pursuant to this Agreement;

                  (g) not enter into any contract, commitment or lease in relation to its business or the Transferred Assets that is out of the ordinary course of business;

                  (h) not amend or modify any of the Orders or Orders in Production;

                  (i) not consent to the termination of any of the Orders or Orders in Production or waive any of the Seller's rights with respect thereto;

                  (j) not permit any insurance policy naming it as a beneficiary or a loss payee relating to its business or the Transferred Assets to be canceled or terminated or any of the coverage thereunder to lapse unless simultaneously with such termination or cancellation replacement policies providing substantially the same coverage are in full force and effect;

                  (k) pay when due all accounts payable, all payments required with respect to any of the Orders or Orders in Production and all Taxes other than Taxes that are being contested in good faith and for which adequate reserves against the Transferred Assets exist and which would not result in a Lien being imposed on any of the Transferred Assets; and

                  (l) promptly notify the Buyer in writing if the Seller becomes aware of any change that shall have occurred or that shall have been threatened (or any development that shall have occurred or that shall have been threatened involving a prospective change) in the Seller's business or the Transferred Assets that would reasonably be expected to have a material or adverse effect on the Seller's business or the Transferred Assets whether or not occurring in the ordinary course of business.

         5.5 Negotiation with Others. The Seller agrees that from the date hereof until the Closing Date or the termination of this Agreement pursuant to
Section 10.1, the Seller will not, directly or indirectly, solicit, encourage or negotiate with any Person not a party hereto or not affiliated with a party hereto with respect to a merger, consolidation, asset or stock purchase or any similar transaction with the Seller.

         5.6 Information. During the period from the date of this Agreement to the Closing Date, the Buyer and the Seller will promptly inform the other in writing of any claim, action or any proceeding commenced against such party with respect to the transactions contemplated by this Agreement or any assets or property of the Seller or the Transferred Assets.

         5.7 Delivery of Business Documents. At Closing, the Seller shall deliver to the Buyer all Documents and Other Papers relating to the Transferred Assets, copies of all insurance policies and all files relating thereto, computer disks reflecting any books or records, documents or other papers, or other information or data relating to the Transferred Assets stored on any electronic media, including computers.

         5.8 Further Assurances. The Seller shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to the Buyer such bills of sale, assignments and other instruments of transfer, assignment and conveyance, in form and substance reasonably satisfactory to counsel for the Buyer and counsel for the Seller, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets free and clear of all Liens (including the release of all Liens of record) and shall use their best efforts to cause to be taken such other action as the Buyer reasonably may require to more effectively implement and carry into effect the transactions contemplated by this Agreement.

         5.9 Covenant Not to Compete With its Business. As an inducement for the Buyer to acquire the Transferred Assets, the Seller and Shareholder agree that, effective as of the Closing Date and for a period of three years thereafter, neither the Seller nor the Shareholder nor any of their respective Affiliates shall, without the consent of the Buyer, directly or indirectly, design, develop, market, produce, manufacture, sell, convert, trade, provide or repair any oilfield coupling (whether API or not) products or provide services related thereto in any geographical area of the world, or, except for the benefit of the Buyer and its Affiliates, assist any Person to do the same; provided, however, the foregoing shall not prohibit the Seller and the Shareholder from participating in the coupled pipe trading business. The Seller and the Shareholder acknowledge that a remedy at law for any breach or attempted breach of this Section 5.9 will be inadequate and further agree that any breach of this Section 5.9 will result in irreparable harm to the Buyer's business and the Buyer shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. The Seller and the Shareholder acknowledge that this covenant not to compete is being provided as an inducement to the Buyer to acquire the Transferred Assets and that this
Section 5.9 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interest of the Buyer. Whenever possible, each provision of this Section 5.9 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 5.9 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 5.9. If any provision of this Section 5.9 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 5.9 but shall be confined in its operation to the provision of this Section 5.9 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 5.9 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law. Notwithstanding the foregoing, nothing herein shall prevent the Seller or the Shareholder from engaging in the manufacture, repair and sale of the current VAM- look-alike coupling known as the HSC connection.

         5.10 Employee Matters. The Seller and the Buyer acknowledge and agree that the Buyer has no obligation whatsoever to offer employment to any of the employees of the Seller. All of the Seller's employees who are not employed by the Buyer or one of its Affiliates immediately after the Closing Date shall hereinafter be referred to as the "Seller Retained Employees". The Seller shall be responsible and liable for any and all severance obligations with respect to the Seller Retained Employees, including any COBRA obligations. The parties hereto do not intend to create any third-party beneficiary rights respecting any employee of the Seller as a result of the provisions hereof and specifically hereby negate any such intention.


                                   ARTICLE 6

                      BUYER'S AND WEATHERFORD'S CONDITIONS

         The obligation of the Buyer to purchase the Transferred Assets as contemplated hereby is, at the option of the Buyer and Weatherford, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Buyer or Weatherford in writing; provided, however, the Buyer's and Weatherford's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Buyer or Weatherford or existing on the Closing Date, and such action shall not prejudice the Buyer's and Weatherford's right to recover damages for any such breach.

         6.1 Representations, Warranties and Covenants. The representations and warranties of the Seller and the Shareholder contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date. Each and all of the agreements and covenants of the Seller and the Shareholder to be performed or complied with by it or him on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all respects. The Seller shall have delivered to the Buyer a certificate signed by one of its duly authorized officers, and the Shareholder shall have signed and delivered a certificate, dated the Closing Date regarding the matters set forth in this
Section 6.1.

         6.2 Good Standing. The Seller shall have delivered to the Buyer a certificate issued by appropriate Governmental Entities evidencing the good standing of the Seller, as of a date not more than five calendar days prior to the Closing Date, in the State of Texas. To the extent provided for under applicable law, the Seller shall also have delivered to the Buyer certificates or other writings issued by appropriate Governmental Entities evidencing that all applicable franchise Taxes have been paid.

         6.3 Instruments of Transfer. The Seller shall have executed, acknowledged and delivered to the Buyer the Inventory Agreement and such other bills of sale, assignments and other instruments of transfer, assignment and conveyance, as shall be necessary to vest in the Buyer all the right, title and interest in and to the Transferred Assets.

         6.4 No Litigation. No preliminary or permanent injunction or other order of any court or other Governmental Entity shall be in effect nor shall there be in effect any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any Governmental Entity shall have been commenced or threatened by any Person other than the Buyer or any of its Affiliates seeking to prevent the sale of the Transferred Assets or asserting that the sale of all or a portion of the Transferred Assets would be unlawful.

         6.5 Licenses, Consents and Approvals. The Seller shall have delivered to the Buyer a copy of each of the licenses, consents, approvals and other authorizations from Governmental Entities necessary or appropriate for the Seller to consummate the transactions contemplated by this Agreement.

         6.6 Consents and Release of Liens. All Liens on the Transferred Assets shall be released at Closing and satisfactory evidence of the release of the Liens and the termination of any financing statements relating thereto shall be provided to the Buyer at Closing. In this regard, the Seller may request the Buyer to pay any portion of the Purchase Price to certain other Persons in connection with the payment of any indebtedness and release of Liens on the Transferred Assets.

         6.7 Resolutions. The Seller shall have delivered to the Buyer certified copies of resolutions of the board of directors of the Seller and the Shareholder approving this Agreement and the transactions contemplated hereby.

         6.8 Weatherford Share Price. The average of the closing price per share of the Common Stock for the five consecutive trading days ending on the first Business Day immediately preceding the Closing Date, as reported by the New York Stock Exchange, must equal or exceed $17.00 per share.

         6.9 Schedule of Orders and Orders in Production. The Seller shall have delivered to the Buyer, at least three Business Days prior to the Closing Date, a schedule of all orders and orders in Production, together with copies of any purchase orders, related thereto.


                                   ARTICLE 7

                     SELLER'S AND SHAREHOLDER'S CONDITIONS

         The obligation of the Seller to transfer the Transferred Assets as contemplated hereby is, at the option of the Seller and the Shareholder, subject to the satisfaction on or before the Closing Date of the conditions set forth below, any of which may be waived by the Seller or the Shareholder in writing; provided, however, the Seller's and the Shareholder's election to proceed with the Closing shall not be deemed a waiver of any breach of any representation, warranty or covenant herein, whether or not known to the Seller or the Shareholder or existing on the Closing Date, and such action shall not prejudice the Seller's and the Shareholder's right to recover damages for any breach.

         7.1 Representations and Warranties. The representations and warranties of each of the Buyer and Weatherford contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on and as of such date; each and all of the agreements and covenants of each of the Buyer and Weatherford to be performed or complied with by it on or before the Closing Date pursuant to this Agreement shall have been performed or complied with in all respects; and each of the Buyer and Weatherford shall have delivered to the Seller a certificate signed by an authorized officer of each of the Buyer and Weatherford, dated the Closing Date, regarding the matters set forth in this Section 7.1.

         7.2 No Litigation. No preliminary or permanent injunction or other order of any Governmental Entity shall be in effect nor shall there be any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity that, in any such case, prevents the consummation of the transactions contemplated by this Agreement. No suit, action, claim, proceeding or investigation before any court or other Governmental Entity shall have been commenced or threatened by any Person other than the Seller or any of its Affiliates seeking to prevent the sale of the Transferred Assets or asserting that the sale of all or a portion of the Transferred Assets would be unlawful.

         7.3 Resolutions. Each of the Buyer and Weatherford shall have delivered to the Seller certified copies of resolutions of the board of directors of the Buyer and Weatherford approving this Agreement and the transactions contemplated hereby.


                                   ARTICLE 8

                                INDEMNIFICATION

         8.1 Indemnification by the Seller and the Shareholder. Except as otherwise limited by this Article 8 and Article 9 hereof, the Seller and the Shareholder jointly and severally agree to indemnify, defend and hold the Buyer, Weatherford, each of their respective Affiliates and each of their respective officers, directors, employees, agents, stockholders and controlling Persons and their respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Buyer Losses"), arising out of or resulting from or relating to:

                  (a) any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Seller or the Shareholder in this Agreement or any misrepresentation in or omission from any other agreement, certificate, exhibit or writing delivered to the Buyer or Weatherford pursuant to this Agreement, including the Disclosure Schedule; or

                  (b) any Retained Liability.

Notwithstanding the foregoing, the Seller and the Shareholder shall not be liable under clause (a) of this Section 8.1 with respect to a misrepresentation or breach of warranty unless and until the aggregate amount of any Buyer Losses for which Buyer and Weatherford are entitled to indemnification pursuant to such clause from all such Persons exceeds $10,000; provided, however, (i) liability under clause (b) of this Section 8.1 shall not be so limited and (ii) liability under clause (a) of this Section 8.1 shall not be so limited if such Buyer Losses arise from a breach of any of the representations set forth in Sections 2.1, 2.2, 2.4, 2.6, 2.8, 2.9 or 2.11. For purposes of determining the Buyer's and Weatherford's right to indemnification for a misrepresentation or breach of warranty made by the Seller or the Shareholder in this Agreement, all such representations and warranties that have been made subject to a materiality qualification shall be deemed to have been made without that qualification, it being understood that the threshold provided for in the previous sentence is intended to be the only materiality qualification for purposes of indemnification. The aggregate liability of the Seller and the Shareholder under Section 8.1(a) for Buyer Losses arising from a breach of the representations set forth in this Agreement shall be limited to the Purchase Price.

         8.2 Indemnification by the Buyer and Weatherford. Except as otherwise limited by this Article 8 and Article 9 hereof, the Buyer and Weatherford jointly and severally agree to indemnify, defend and hold the Seller, the Shareholder and each of their respective officers, directors, employees, agents, shareholders and controlling Persons and successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "Seller Losses"), arising out of or resulting from any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by the Buyer or Weatherford in this Agreement or any misrepresentation in or omission from any other agreement, certificate, exhibit or writing delivered to the Seller or the Shareholder pursuant to this Agreement.

         8.3 Procedure. All claims for indemnification under this Article 8 shall be asserted and resolved as follows:

                  (a) An Indemnitee shall promptly give the Indemnitor notice of any matter which an Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement, stating the amount of the Losses, if known, and method of computation thereof, all with reasonable particularity, and stating with particularity the nature of such matter. Failure to provide such notice shall not affect the right of the Indemnitee to indemnification except to the extent such failure shall have resulted in liability to the Indemnitor that could have been actually avoided had such notice been provided within such required time period.

                  (b) The obligations and liabilities of an Indemnitor under this Article 8 with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article 8 ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third Party Claim, the Indemnitee shall give the Indemnitor prompt notice of such Third Party Claim and the Indemnitor may, at its option, assume and control the defense of such Third Party Claim at the Indemnitor's expense and through counsel of the Indemnitor's choice reasonably acceptable to Indemnitee. In the event the Indemnitor assumes the defense against any such Third Party Claim as provided above, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability, shall cooperate with the Indemnitor in such defense and will attempt to make available on a reasonable basis to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor. In the event the Indemnitor does not elect to conduct the defense against any such Third Party Claim, the Indemnitor shall pay all reasonable costs and expenses of such defense as incurred and shall cooperate with the Indemnitee (and be entitled to participate) in such defense and attempt to make available to it on a reasonable basis all such witnesses, records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitee. Except for the settlement of a Third Party Claim that involves the payment of money only and for which the Indemnitee is totally indemnified by the Indemnitor, no Third Party Claim may be settled without the written consent of the Indemnitee or the Indemnitor.

         8.4 Payment. Payment of any amounts due pursuant to this Article 8 shall be made in United States dollars in immediately available funds by wire transfer to a bank account or accounts to be designated by the Indemnitee within ten Business Days after notice is sent by the Indemnitee.

         8.5 Failure to Pay Indemnification. If and to the extent the Indemnitee shall make written demand upon the Indemnitor for indemnification pursuant to this Article 8 and the Indemnitor shall refuse or fail to pay in full within ten Business Days of such written demand the amounts demanded pursuant hereto and in accordance herewith, then the Indemnitee may utilize any legal or equitable remedy to collect from the Indemnitor the amount of its Losses. Nothing contained herein is intended to limit or constrain the Indemnitee's rights against the Indemnitor for indemnity, the remedies herein being cumulative and in addition to all other rights and remedies of the Indemnitee.

         8.6 Adjustment of Liability. The amount which an Indemnitee shall be entitled to receive from an Indemnitor with respect to any indemnifiable Losses under this Article 8 shall be net of any insurance recovery by the Indemnitee on account of such Losses from an unaffiliated party.

         8.7 Express Negligence. THE INDEMNITIES SET FORTH IN THIS ARTICLE 8 ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING TEXAS' EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE SIMPLE OR GROSS NEGLIGENCE (WHETHER SOLE, CONCURRENT, ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

                                   ARTICLE 9

                NATURE OF STATEMENTS AND SURVIVAL OF COVENANTS,
                   REPRESENTATIONS, WARRANTIES AND AGREEMENTS

         All statements of fact contained in any written statement (including financial statements), certificate, instrument or document delivered by or on behalf of the Seller or the Shareholder pursuant to this Agreement shall be deemed representations and warranties of the Seller and the Shareholder. All representations and warranties contained in this Agreement shall survive the Closing Date and shall remain in full force and effect for a period of two years following the Closing Date (except that the representations and warranties set forth in Sections 2.1, 2.2, 2.4, 2.6, 2.8, 2.9, 2.11 and 3.1 shall survive the Closing Date without limitation) (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "Survival Period"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under Article 8 hereof may be made thereon) if a written notice asserting the claim shall have been duly given in accordance with Article 8 hereof within the Survival Period with respect to such matter. All covenants and agreements contained herein shall survive without limitation. Any claim for indemnification made pursuant to the terms of this Agreement during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within the Survival Period. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby.


                                   ARTICLE 10

                                  TERMINATION

         10.1 Termination. The obligation to close the transactions contemplated by this Agreement may be terminated by:

                  (a) mutual agreement of the Buyer, Weatherford, the Seller and the Shareholder:

                  (b) the Buyer or Weatherford, if a material default shall be made in the observance or in the due and timely performance by the Seller or the Shareholder of any agreements and covenants of such Person herein contained, or if there shall have been a breach by such Person of any of the warranties and representations of the Seller or the Shareholder herein contained, and such default or breach has not been cured or has not been waived;

                  (c) the Seller or the Shareholder , if a material default shall be made by the Buyer or Weatherford in the observance or in the due and timely performance by the Buyer or Weatherford of any agreements and covenants of such Person herein contained, or if there shall have been a breach by such Person of any of the warranties and representations of the Buyer or Weatherford herein contained, and such default or breach has not been cured or has not been waived;

                  (d) the Buyer or the Seller (provided the terminating party has not materially breached any of its agreements, covenants or representations and warranties) if the Closing shall not have occurred on or before June 30, 1999; or

                  (e) by the Buyer or Weatherford if the condition set forth in
Section 6.8 has not been satisfied.

         10.2 Liability Upon Termination. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 10.1 or Section 5.1(b), then this Agreement shall forthwith become void and there shall not be any liability or obligation with respect to the terminated provisions of this Agreement on the part of the Seller, the Shareholder, the Buyer or Weatherford except and to the extent such termination results from the willful breach by a party of any of its representations, warranties or agreements hereunder and except that the termination of this Agreement shall not relieve any party of its obligations under Section 5.1(c), Article 8 (but only to the extent it applies to breaches of the warranties made in Section 2.9) and Section 12.7.

         10.3 Notice of Termination. The parties hereto may exercise their respective rights of termination under Section 10.1 and Section 5.1(b) only by delivering written notice to that effect to the other party or parties, and such notice is received on or before the Closing Date.

                                   ARTICLE 11

                          DEFINITIONS OF CERTAIN TERMS

         In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings assigned to them herein, unless the context otherwise indicates, both for purposes of this Agreement and all exhibits hereto and the Disclosure Schedule:

         11.1 "Affiliate" shall mean, with respect to any specified Person, a Person that, directly or indirectly, controls, is controlled by or is under common control with such specified Person.

         11.2 "Agreement" shall mean this Asset Purchase Agreement among the Seller, the Shareholder, the Buyer and Weatherford, as amended from time to time by the parties hereto, including the exhibits hereto and the Disclosure Schedule.

         11.3 "Average Closing Price" shall have the meaning given such term in
Section 11.33 hereof.

         11.4 "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized by law to close.

         11.5 "Buyer" shall mean Grant Prideco, Inc., a Delaware corporation, or one or more of its designees.

         11.6 "Buyer Losses" shall have the meaning given such term in Section
8.1 hereof.

         11.7 "Closing" shall mean the transfer by the Seller to the Buyer of the Transferred Assets and the transfer by the Buyer to the Seller and the Shareholder of the Purchase Price.

         11.8 "Closing Date" shall have the meaning given such term in Section
1.2 hereof.

         11.9 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or similar provisions of legislation replacing such law from time to time.

         11.10 "Common Stock" shall mean the common stock, par value $1.00 per share, of Weatherford.

         11.11 "Damages" shall mean any and all liabilities, losses, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs of remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fees and expenses and all fees and expenses of consultants and other professionals)).

         11.12 "Debt Obligations" shall mean any contract, agreement, indenture, note or other instrument relating to the borrowing of money or any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person, including, without limitation, the carry value of all capital leases and all non-current liabilities, including deferred income taxes (other than the endorsement of negotiable instruments for deposit or collection in the ordinary course of business)

         11.13 "Disclosure Schedule" shall mean the disclosure schedule of even date delivered to the Buyer. The Disclosure Schedule is a part of this Agreement.

         11.14 "Documents and Other Papers" shall mean and include any document, agreement, instrument, certificate, writing, notice, consent, affidavit, letter, telegram, telex, statement, file, computer disk, microfiche or other document in electronic format, schedule, exhibit or any other paper or record whatsoever.

         11.15 "Governmental Entity" shall mean any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         11.16 "Indemnitee" shall mean the Person or Persons indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Section 8.1 or Section 8.2 hereof, as the case may be.

         11.17 "Indemnitor" shall mean the Person or Persons having the obligation to indemnify pursuant to the provisions of Section 8.1 or Section
8.2 hereof, as the case may be.

         11.18 "Lien" shall mean any lien, pledge, claim, charge, security interest or other encumbrance, option, defect or other rights of any third Person of any nature whatsoever.

         11.19 "Losses" shall mean Seller Losses or Buyer Losses, as the case may be.

         11.20 "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual or a Governmental Entity.

         11.21 "Pre-Closing Obligations" shall mean all liabilities, debts and obligations of the Seller or the Shareholder (including indemnification and other contingent obligations) relating to (i) acts, events or omissions by any Person or circumstances existing at or prior to the Closing, (ii) goods or services provided to or for the benefit of the Seller or any of its Affiliates prior to the Closing, (iii) goods or services manufactured or provided by or on behalf of the Seller or any of its Affiliates or licensees prior to the Closing, (iv) any pending or threatened litigation, claims or disputes made or threatened prior to the Closing or any litigation, claims or disputes that arise after Closing and relate in whole or in part to matters occurring on or prior to Closing, (v) any Retained Liabilities, (vi) the conduct of the Seller's business, the ownership or operation of the Transferred Assets or any benefit realized by the Seller or the Shareholder prior to the Closing, (vii) Debt Obligations of the Seller or the Shareholder, (viii) the employees of the Seller under any contracts, agreements, arrangements or understandings with such employees and all other obligations of the

Seller or any of its Affiliates with respect to its employees, (ix) Taxes, (x) any matters set forth in the Disclosure Schedule and (xi) any warranty or product liability claims that are pending, threatened or hereafter arise, relating to the Transferred Assets or the Orders in Production and any other goods or services manufactured or provided by or on behalf of the Seller or its Affiliates prior to the Closing.

         11.22 "Purchase Price" shall have the meaning given such term in
Section 1.3 hereof.

         11.23 "Retained Liabilities" shall have the meaning given such term in
Section 1.4 hereof.

         11.24 "SEC Documents" shall mean Weatherford's (a) Annual Report on Form 10-K for the year ended December 31, 1998, (b) proxy statement with respect to the Annual Meeting of Stockholders to be held on May 6, 1999, (c) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, and (d) Current Report on Form 8-K dated April 29, 1999.

         11.25 "Securities Act" shall mean the Securities Act of 1933, as amended.

         11.26 "Seller" shall mean Texas Pipe Works, Inc., a Texas corporation.

         11.27 "Seller Losses" shall have the meaning given such term in
Section 8.2 hereof.

         11.28 "Taxes" shall mean all federal, state, local, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term "Tax" means any one of the foregoing Taxes.

         11.29 "Tax Returns" shall mean all returns, declarations, reports, statements and other documents of, relating to, or required to be filed in respect of, any and all Taxes, and the term "Tax Return" means any one of the foregoing Tax Returns.

         11.30 "Third Party Claims" shall have the meaning given such term in
Section 8.3(b) hereof.

         11.31 "Transferred Assets" shall have the meaning given such term in
Section 1.1(a) hereof.

         11.32 "US$", "dollar" or "$" shall mean United States dollars.

         11.33 "Weatherford Shares" shall mean 59,200 shares of Common Stock; provided, however, that if the average of the closing sales price per share of the Common Stock for the five consecutive trading days ending on the third Business Day immediately preceding the Closing Date, as reported by the New York Stock Exchange (the "Average Closing Price"), is (i) less than $21.00, the Weatherford Shares shall mean the number of shares of Common Stock equal to $1,243,200 divided by the Average Closing Price, or (ii) more than $29.00, the Weatherford Shares shall mean the number of shares of Common Stock equal to $1,716,800 divided by the Average Closing Price.

                                   ARTICLE 12

                                 MISCELLANEOUS

         12.1 Spousal Consent. The spouse of the Shareholder is also executing this Agreement. By executing this Agreement, she (a) acknowledges that she knows of the contents of this Agreement, (b) consents to the entering into of this Agreement by her spouse and (c) agrees that this Agreement shall be binding upon her to the extent of her community property interest.

         12.2 Expenses. Except as otherwise set forth herein, and whether or not the transactions contemplated by this Agreement shall be consummated, each party agrees to pay, without right of reimbursement from any other party, the costs incurred by such party incident to the preparation and execution of this Agreement and performance of its obligations hereunder, including without limitation the fees and disbursements of legal counsel, accountants and consultants employed by such party in connection with the transactions contemplated by this Agreement.

         12.3 Notices. All notices, requests, consents, directions and other instruments and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by courier, by overnight delivery service with proof of delivery or by prepaid registered or certified United States first-class mail, return receipt requested, addressed to the respective party at the address set forth below, or if sent by facsimile or other similar form of communication (with receipt confirmed) to the respective party at the facsimile number set forth below:

         If to the Seller or the Shareholder, to:

         TEXAS PIPE WORKS, INC.
         P.O. Box 2937
         Longview, Texas 75606
         Attention:        Mark Blanks, Jr.
         Facsimile:        (903) 297-7095
         Confirm:          (903) 297-7833

         Copies to:

         ROBERTS, HILL & CALK, P.C.
         2020 Bill Owens Parkway, Suite 200
         Longview, Texas 75604
         Attention:        Jerry W. Hill
         Facsimile:        (903) 759-2084
         Confirm:          (903) 759-2020

         If to the Buyer, to:

         GRANT PRIDECO, INC.
         1450 Lake Robbins Drive, Suite 600
         The Woodlands, Texas 77380
         Attention:        John C. Coble
         Facsimile:        (713) 693-4484
         Confirm:          (713) 693-4102

         If to Weatherford, to:

         WEATHERFORD INTERNATIONAL, INC.
         515 Post Oak Blvd., Suite 600
         Houston, Texas 77027
         Attention:        Curtis W. Huff
         Facsimile:        (713) 693-4484
         Confirm:          (713) 693-4102

         Copies to:

         FULBRIGHT & JAWORSKI L.L.P.
         1301 McKinney, Suite 5100
         Houston, Texas  77010
         Attention:        Charles L. Strauss
         Facsimile:        (713) 651-5246
         Confirm:          (713) 651-5535

or to such other address or facsimile number and to the attention of such other Person(s) as either party may designate by written notice. Any notice mailed shall be deemed to have been given and received on the third Business Day following the day of mailing.

         12.4 Arbitration. In the event there shall exist any dispute or controversy with respect to this Agreement or any matter relating hereto or the transactions contemplated hereby, including, but not limited to Article 8, the parties hereto agree to seek to resolve such dispute or controversy by mutual agreement. If the parties hereto are unable to resolve such dispute or controversy by agreement within 60 days following notice by any party hereto of the nature of such dispute or controversy setting forth in reasonable detail the circumstances and basis of such dispute or controversy, the parties agree that such dispute or controversy be resolved by binding arbitration pursuant to the provisions of this Section 12.4 and in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. All arbitration proceedings shall be held in Houston, Texas. If a party elects to submit such matter to arbitration, such party shall provide notice to the other party of its election to do so, which notice shall name one arbitrator. Within 10 days after the receipt of such notice, the other party shall provide written notice to the electing party naming a second arbitrator. The two arbitrators so appointed shall name a third arbitrator, or failing to do so, a third arbitrator shall be appointed pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Each arbitrator selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute and shall be independent and not affiliated with any of the parties hereto. The arbitrators shall resolve all disputes in controversy in accordance with the Texas substantive law. All statutes of limitations that would otherwise be applicable shall apply to any arbitration proceeding. The arbitrators appointed pursuant to this Section 12.4 shall promptly hear and determine (after due notice and hearing and giving the parties reasonable opportunity to be heard) the questions submitted, and shall render their decision within 60 days after appointment of the third arbitrator or as soon as practical thereafter. If within such period a decision is not rendered by the board or a majority thereof, new arbitrators may be named and shall act hereunder at the election of either party in like manner as if none had previously been named. The decision of the arbitrators, or a majority thereof, made in writing, shall absent manifest error be final and binding upon the parties hereto as to the questions submitted, and each party shall abide by such decision.

         12.5 Successors. Except as specifically contemplated by this Agreement, no party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties; provided, however, the Buyer may assign its rights and obligations in this Agreement to an Affiliate of the Buyer. This Agreement shall inure to the benefit of, be binding upon and be enforceable by the parties hereto and their respective successors and assigns.

         12.6 Entire Agreement. This Agreement and the exhibits hereto and the Disclosure Schedule constitute the entire agreement and understanding between the parties relating to the subject matter hereof and thereof and supersedes all prior representations, endorsements, premises, agreements, memoranda communications, negotiations, discussions, understandings and arrangements, whether oral, written or inferred, between the parties relating to the subject matter hereof. This Agreement may not be modified, amended, rescinded, canceled, altered or supplemented, in whole or in part, except upon the execution and delivery of a written instrument executed by a duly authorized representative of each of the parties hereto.

         12.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES.

         12.8 Waiver. The waiver of any breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

         12.9 Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.10 No Third Party Beneficiaries. Any agreement contained, expressed or implied in this Agreement shall be only for the benefit of the parties hereto and their respective legal representatives, successors and assigns, and such agreements shall not inure to the benefit of the obligees of any indebtedness of any party hereto, it being the intention of the parties hereto that no Person shall be deemed a third party beneficiary of this Agreement, except to the extent a third party is expressly given rights herein.

         12.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         12.12 Headings. Each statement set forth in the Disclosure Schedule with respect to a particular section herein shall be deemed made solely with respect to such section and not with respect to any other section hereof unless specifically set forth in the Disclosure Schedule as also being made with respect to such other section. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise modify any of the terms or provisions hereof or affect in any way the meaning or interpretation of this Agreement.

         12.13 Negotiated Transaction. The provisions of this Agreement were negotiated by the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                   SELLER:

                                   TEXAS PIPE WORKS, INC.


                                   By: /s/ MARK BLANKS, JR.
                                       ----------------------------------------
                                   Name: Mark Blanks, Jr.
                                         --------------------------------------
                                   Title: President
                                          -------------------------------------


                                   SHAREHOLDER:



                                   /S/ MARK BLANKS, JR.
                                   --------------------------------------------
                                                       MARK BLANKS, JR.

                                   SPOUSE:



                                   /S/ ALANA BLANKS
                                   --------------------------------------------
                                                         ALANA BLANKS

                                   BUYER:

                                   GRANT PRIDECO, INC.



                                   By: /s/ CURTIS W. HUFF
                                       ----------------------------------------
                                   Name: Curtis W. Huff
                                         --------------------------------------
                                   Title: Vice President and Secretary
                                          -------------------------------------


                                   WEATHERFORD:

                                   WEATHERFORD INTERNATIONAL, INC.


                                   By: /s/ CURTIS W. HUFF
                                       ----------------------------------------
                                   Name: Curtis W. Huff
                                         --------------------------------------
                                   Title: Senior Vice President, General Counsel
                                          and Secretary
                                          --------------------------------------